                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC  20549

                                     FORM 8-K/A

                                   CURRENT REPORT
       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): March 31, 1998

                                 DAOU SYSTEMS, INC.
               (Exact name of registrant as specified in its charter)

                                      DELAWARE
                   (State or other jurisdiction of incorporation)




             0-22073                               330284454

    (Commission File Number)           (IRS Employer Identification No.)




                 5120 Shoreham Place, San Diego, California 92122 (Address of principal executive offices, including zip code)

                                  (619) 452-2221
                (Registrant's telephone number, including area code)

This Form 8-K/A amends and completes the registrant's Form 8-K that was filed with the Securities and Exchange Commission on April 14, 1998.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED:

          (1)  AUDITED FINANCIAL STATEMENTS OF SENTIENT SYSTEMS, INC.:

               (i)    Report of Deloitte & Touche LLP, Independent Auditors

               (ii)   Balance Sheets - December 31, 1997 and 1996

               (iii) Statements of Income - Year Ended December 31, 1997 and 1996 and the one month ended December 31, 1995

               (iv) Statements of Stockholders' Equity - Year Ended December 31, 1997 and 1996 and the one month ended December 31, 1995

               (v) Statements of Cash Flows - Year Ended December 31, 1997 and 1996 and the one month ended December 31, 1995

               (vi)   Notes to Financial Statements - December 31, 1997

          (2)  AUDITED FINANCIAL STATEMENTS OF SENTIENT SYSTEMS, INC.:

               (i)    Report of Coopers & Lybrand LLP, Independent Accountants

               (ii)   Balance Sheet - November 30, 1995

               (iii)  Statement of Income - Year Ended November 30, 1995

               (iv) Statement of Stockholders' Equity - Year Ended November 30, 1995

               (v)    Statement of Cash Flows - Year Ended November 30, 1995

               (vi)   Notes to Financial Statements - November 30, 1995

     (b)  PRO FORMA FINANCIAL INFORMATION:

          The unaudited pro forma combined condensed balance sheets at December 31, 1997 and the pro forma combined condensed statements of operations for the years ended December 31, 1997 1996 and 1995 give effect to the acquisition of Sentient Systems, Inc. as of December 31, 1997 for the combined condensed pro forma balance sheet and January 1, 1995 for the combined condensed pro forma statements of operations. The pro forma information is based on the historical financial statements of Sentient Systems, Inc. and DAOU Systems, Inc. giving effect to the transactions under the pooling-of-interests method of accounting and assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements.

     (c)  EXHIBITS.

          The following exhibits are filed herewith or incorporated by reference as part of this report:

         Exhibit
            No.                         Document Description
        ---------     ---------------------------------------------------------
          2.1*+       Agreement and Plan of Merger, dated as of March 30, 1998,
                      by and among DAOU Systems, Inc., a Delaware corporation,
                      DAOU-Sentient, Inc., a Delaware corporation and
                      wholly-owned subsidiary of DAOU Systems, Inc., Sentient
                      Systems, Inc., a Maryland corporation, and the
                      stockholders of Sentient Systems, Inc.

          2.2*+ Agreement and Plan of Merger, dated as of March 27, 1998, by and among DAOU Systems, Inc., a Delaware corporation, DAOU-Synexus, Inc., a Delaware corporation and wholly-owned subsidiary of DAOU Systems, Inc., Synexus
                      Incorporated, a Pennsylvania corporation, and the stockholders of Synexus Incorporated.

          99.1**      Press release entitled "DAOU Systems Merges with Sentient
                      Systems, Inc."

          99.2**      Press release entitled "DAOU Systems Merges with Synexus
                      Incorporated."

          * Filed as an exhibit to the Company's Current Report on Form 8-K which was filed with the Securities and Exchange Commission on April 14, 1998 and is incorporated herein by reference.

          ** Filed as an exhibit to the Company's Current Report on Form 8-K which was filed with the Securities and Exchange Commission on April 2, 1998 and is incorporated herein by reference.

          +   Confidential treatment has been requested for portions of
this exhibit.

                      ----------------------------------------------------------
                      SENTIENT SYSTEMS, INC.

                      FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996, AND THE ONE MONTH ENDED DECEMBER 31, 1995,
                      AND INDEPENDENT AUDITORS' REPORT

SENTIENT SYSTEMS, INC.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                          PAGE
INDEPENDENT AUDITORS' REPORT                                               7

FINANCIAL STATEMENTS FOR THE YEARS ENDED
  DECEMBER 31, 1997 AND 1996, AND THE ONE MONTH
  ENDED DECEMBER 31, 1995:

  Balance Sheets                                                         8 - 9

  Statements of Operations                                                 10

  Statements of Changes in Stockholders' Equity                            11

  Statements of Cash Flows                                                 12

  Notes to Financial Statements                                         13 - 17

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
 Sentient Systems, Inc.
Kensington, Maryland

We have audited the accompanying balance sheets of Sentient Systems, Inc. (the Company) as of December 31, 1997 and 1996, and the related statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 1997 and 1996, and the one month ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997 and 1996, and the one month ended December 31, 1995, in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

McLean, Virginia
February 13, 1998

SENTIENT SYSTEMS, INC.


BALANCE SHEETS
DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

ASSETS                                                    1997         1996
CURRENT ASSETS:
  Cash and cash equivalents                            $  933,161   $   36,092
  Investments                                             803,131      698,420
  Accounts receivable - net of allowance of
      $22,000 in 1997 and $90,000 in 1996                 874,407    1,385,403
  Income taxes receivable                                     329          327
  Other current assets                                     38,584       67,009
                                                       ----------   ----------

              Total current assets                      2,649,612    2,187,251

PROPERTY AND EQUIPMENT -  At cost:
  Computer equipment                                    1,163,711      970,244
  Furniture and fixtures                                  168,582      190,999
  Office equipment                                         87,400       90,808
  Leasehold improvements                                   60,228       55,997
                                                       ----------   ----------

                                                        1,479,921    1,308,048

  Accumulated depreciation and amortization            (1,014,089)    (923,574)
                                                       ----------   ----------

                                                          465,832      384,474
                                                       ----------   ----------

OTHER ASSETS                                               45,491       35,278
                                                       ----------   ----------
TOTAL ASSETS                                           $3,160,935   $2,607,003
                                                       ----------   ----------
                                                       ----------   ----------


See notes to financial statements.

SENTIENT SYSTEMS, INC.

BALANCE SHEETS
DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------


LIABILITIES AND STOCKHOLDERS' EQUITY                       1997        1996
CURRENT LIABILITIES:

  Accounts payable                                      $  136,172  $   14,762
  Accrued expenses                                         383,002     425,085
  Income taxes payable                                       5,410       6,118
  Customer deposits                                           -         11,686
  Line of credit                                            66,000      42,000
  Deferred rent                                             23,700      29,939
  Deferred revenue                                         224,041      87,542
                                                        ----------  ----------

             Total current liabilities                     838,325     617,132

Share units liability                                       18,679      13,642
                                                        ----------  ----------

             Total liabilities                             857,004     630,774
                                                        ----------  ----------

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value - 6,250,000 shares
    authorized; 5,250,000 shares issued and outstanding
    in 1997 and 1996                                         5,250       5,250
  Additional paid-in capital                                12,976      12,976
  Retained earnings                                      2,142,659   1,839,681
  Unrealized gain on investments                           143,046     118,322
                                                        ----------  ----------

             Total stockholders' equity                  2,303,931   1,976,229
                                                        ----------  ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $3,160,935  $2,607,003
                                                        ----------  ----------
                                                        ----------  ----------


See notes to financial statements.

SENTINENT SYSTEMS, INC.

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996, AND
THE ONE MONTH ENDED DECEMBER 31, 1995

                                                               1997           1996            1995
SALES:
  Consulting sales                                          $9,861,265     $9,632,485     $  722,409
  Acclaim sales                                                   -            99,747          1,636
                                                            ----------     ----------     ----------

TOTAL SALES                                                  9,861,265      9,732,232        724,045

COST OF SALES                                                4,887,198      5,107,299        397,258
                                                            ----------     ----------     ----------

GROSS PROFIT                                                 4,974,067      4,624,933        326,787

SELLING AND ADMINISTRATIVE EXPENSES                          4,366,542      3,937,781        388,230
                                                            ----------     ----------     ----------

INCOME FROM OPERATIONS                                         607,525        687,152        (61,443)

OTHER INCOME (EXPENSE):
  (Loss) gain on disposal of property and equipment               (162)         5,412           -
  Gain on sale of investments                                     -             5,698           -
  Interest and dividend income                                 103,067         69,090         58,496
  Interest expense                                              (6,395)       (23,327)          -
                                                            ----------     ----------     ----------

INCOME BEFORE INCOME TAXES                                     704,035        744,025         (2,947)

INCOME TAX EXPENSE                                              10,483         14,218         86,314
                                                            ----------     ----------     ----------

NET INCOME (LOSS)                                           $  693,552     $  729,807     $  (89,261)
                                                            ----------     ----------     ----------
                                                            ----------     ----------     ----------



See notes to financial statements.

SENTIENT SYSTEMS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996, AND
THE ONE MONTH ENDED DECEMBER 31, 1995
--------------------------------------------------------------------------------

                                               COMMON STOCK           ADDITIONAL                    UNREALIZED        TOTAL
                                         ------------------------      PAID-IN        RETAINED       GAIN ON      STOCKHOLDERS'
                                           SHARES          AMOUNT      CAPITAL        EARNINGS     INVESTMENTS        EQUITY
BALANCE, DECEMBER 1, 1995                5,386,473        $ 5,387      $18,887       $1,379,036      $80,812       $1,484,122

  Purchase and retirement of common
    stock                                    -               -           5,364           (5,364)       -               -

  Unrealized loss on investments             -               -            -              -            (6,283)          (6,283)

  Net loss                                   -               -            -             (89,262)       -              (89,262)
                                         ---------        -------      -------       ----------     --------       ----------

BALANCE, DECEMBER 31, 1995               5,386,473          5,387       24,251        1,284,410       74,529        1,388,577
  Purchase and retirement of common
    stock                                 (136,473)          (137)     (11,275)         (28,164)       -              (39,576)

  Unrealized gain on investments             -               -            -              -            43,793           43,793

  Net income                                 -               -            -             729,808        -              729,808

  Cash dividends                             -               -            -            (146,373)       -             (146,373)
                                         ---------        -------      -------       ----------     --------       ----------

BALANCE, DECEMBER 31, 1996               5,250,000          5,250       12,976        1,839,681      118,322        1,976,229

  Unrealized gain on investments             -               -            -              -            24,724           24,724

  Net income                                 -               -            -             693,552        -              693,552

  Cash dividends                             -               -            -            (390,574)       -             (390,574)
                                         ---------        -------      -------       ----------     --------       ----------

BALANCE, DECEMBER 31, 1997               5,250,000        $ 5,250      $12,976       $2,142,659     $143,046       $2,303,931
                                         ---------        -------      -------       ----------     --------       ----------
                                         ---------        -------      -------       ----------     --------       ----------



See notes to financial statements.

SENTIENT SYSTEMS, INC.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996, AND
THE ONE MONTH ENDED DECEMBER 31, 1995
--------------------------------------------------------------------------------

                                                                          1997           1996           1995
OPERATING ACTIVITIES:
  Net income (loss)                                                     $693,552      $ 729,807       $(89,261)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization                                        245,211        190,483         20,313
    Deferred income tax                                                     -              -           108,125
    Loss/(gain) on disposal of property and equipment                        162         (5,412)          -
    Gain on sale of investments                                             -            (5,698)          -
    Share units liability                                                  5,037         13,642           -
  Increase/(decrease) in cash resulting from changes in assets and liabilities:
    Accounts receivable                                                  510,996       (176,491)        34,582
    Other assets                                                          18,212         34,291        (75,779)
    Accounts payable                                                     121,410       (176,845)       116,853
    Accrued expenses                                                     (42,083)      (381,954)        33,526
    Income taxes payable/receivable                                         (710)        52,092        (21,811)
    Customer deposits                                                    (11,686)        11,411           -
    Deferred rent                                                         (6,239)         7,700           -
    Deferred revenue                                                     136,499         44,142        (16,550)
                                                                       ---------      ---------      ---------
             Net cash provided by operating activities                 1,670,361        337,168        109,998
                                                                       ---------      ---------      ---------

INVESTING ACTIVITIES:
  Purchases of investments                                               (79,987)      (130,386)       (58,284)
  Purchases of property and equipment                                   (327,461)      (202,811)       (51,714)
  Proceeds from sale of property and equipment                               730         12,346           -
  Proceeds from sale of investments                                         -           163,724           -
                                                                       ---------      ---------      ---------

             Net cash used in investing activities                      (406,718)      (157,127)      (109,998)
                                                                       ---------      ---------      ---------

FINANCING ACTIVITIES:
  Increases in line of credit                                             96,000         96,000           -
  Principal payment on line of credit                                    (72,000)       (54,000)          -
  Cash dividends paid                                                   (390,574)      (146,373)          -
  Purchase and retirement of stock                                          -           (39,576)          -
                                                                       ---------      ---------      ---------
             Net cash used in financing activities                      (366,574)      (143,949)          -
                                                                       ---------      ---------      ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                897,069         36,092           -

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                            36,092           -              -
                                                                       ---------      ---------      ---------

CASH AND CASH EQUIVALENTS, END OF PERIOD                               $ 933,161      $  36,092      $    -
                                                                       ---------      ---------      ---------
                                                                       ---------      ---------      ---------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for interest                                               $   6,218      $  23,327      $    -
                                                                       ---------      ---------      ---------
                                                                       ---------      ---------      ---------

  Cash paid for income taxes                                           $  12,434      $  16,437      $    -
                                                                       ---------      ---------      ---------
                                                                       ---------      ---------      ---------

  Cash refunded for income taxes                                       $     441      $  57,615      $    -
                                                                       ---------      ---------      ---------
                                                                       ---------      ---------      ---------



See notes to financial statements.

SENTIENT SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996, AND
THE ONE MONTH ENDED DECEMBER 31, 1995
--------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS - Sentient Systems, Inc. (the Company) was incorporated in the State of Maryland on December 8, 1980. The Company is a healthcare information technology consulting firm, dedicated to assisting healthcare organizations with improving patient care and lowering costs by providing systems integration and support services. The Company has a contract with the U.S. Government to provide database systems and support that accounted for approximately 18%, 19%, and 15% of revenues in 1997, 1996, and 1995, respectively.

     CHANGE IN TAX STATUS AND FISCAL YEAR - The Company, with the consent of its stockholders, filed an S corporation election effective December 1, 1995. Along with this election, the Company changed its fiscal-year end from November 30 to December 31. Accordingly, all references to activity occurring during 1995 refer to the one-month period ended December 31, 1995.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from these estimates.

     REVENUE RECOGNITION - Revenues on programming services and support are recognized at contractual rates as labor hours and other expenses are incurred. Revenues on long-term, fixed-price contracts are recognized using the percentage-of-completion method based on actual labor hours incurred in relation to total estimated labor hours. Anticipated losses estimated to be sustained in completion of contracts are charged to income in the period such estimates are determined.

     PROPERTY AND EQUIPMENT - Property and equipment, other than leasehold improvements, are recorded at cost and depreciated using the straight-line method over their estimated useful lives, ranging from three to seven years. Leasehold improvements are amortized over the lesser of the lease term or the estimated useful life, using the straight-line method.

     CASH EQUIVALENTS - The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company's cash equivalents are composed of investments in money market funds.

     INVESTMENTS - The Company has classified its investments in equity securities as AVAILABLE-FOR-SALE securities. Accordingly, its securities are reported at fair value as determined by publicly available quotations, with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders' equity until realized.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying value of cash and cash equivalents, investments, accounts receivable, accounts payable, accrued expenses and line of credit approximates fair value at December 31, 1997 and 1996 due to their short term nature.

     INCOME TAXES - Effective December 1, 1995, the Company elected to be taxed under Subchapter S of the Internal Revenue Code. As a result, instead of the Company paying U.S. corporate income taxes, the stockholders of an "S" corporation are taxed individually on their proportionate share of the Company's taxable income. Therefore, except to the extent the Company has taxable income in a state that does not recognize S corporations or the Company has elected to be taxed on a composite basis, no liability for income taxes has been included in these financial statements.

2.   INVESTMENTS

     Investments at December 31, 1997 and 1996, as discussed in Note 1 are classified as AVAILABLE FOR SALE and are stated at fair value. The Company's short-term investments are in mutual funds consisting of equity securities with a large public investment firm. The basis for determining costs when computing realized gains or losses is specific identification. The investments consist of the following:

                                                            1997          1996
     Cost                                               $660,085      $580,098
     Unrealized gains                                    143,046       118,322
                                                        --------      --------

     Aggregate fair value                               $803,131      $698,420
                                                        --------      --------
                                                        --------      --------

     Proceeds from sales of investments                 $   -         $163,724
     Gross realized gains on sales                          -            7,480
     Gross realized losses on sales                         -           (1,782)

     There were no sales of investments during 1995. The change in net unrealized gain of $24,724 and $37,510 for 1997 and 1996, respectively, is included in stockholders' equity under a separate account entitled "Unrealized Gain on Investments."

3.   ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                                          1997          1996

     Payroll and related benefits                       $141,874      $166,736
     Accrued vacation                                    130,246       132,328
     Accrued professional fees                            48,595        63,230
     Other accrued expenses                               62,287        62,791
                                                        --------      --------

                                                        $383,002      $425,085
                                                        --------      --------
                                                        --------      --------

4.   LINE OF CREDIT

     As of December 31, 1996, the Company had no outstanding borrowings under a $600,000 bank line-of-credit agreement. This line-of-credit agreement bore interest at the bank's base rate plus 1% (9.25% as of December 31, 1996) and was guaranteed by the Company's principal stockholders. Borrowings under this line of credit facility were subject to certain loan covenants and were collateralized by the general assets of the Company. This line of credit expired on March 20, 1997.

     In addition to the bank line-of-credit agreement, the Company has established in 1996 a five-year term note for capital asset acquisitions. Amounts may be advanced under this agreement at 80% of asset cost, with a maximum borrowing capability of $360,000. This note bears interest at the Wall Street Journal prime rate plus 1.25% (9.75% as of December 31, 1997), and is payable in monthly installments of $6,000 principal plus accrued interest. This note is collateralized by the general assets of the Company and is guaranteed by the Company's principal stockholders. During 1997 and 1996, the Company borrowed $96,000 in each year against this note. The Company made principal repayments of $72,000 and $54,000 in 1997 and 1996, respectively, with an outstanding balance of $66,000 and $42,000 at December 31, 1997 and 1996, respectively.

5.   INCOME TAXES

     The liability method requires the recognition of deferred tax assets and liabilities for expected future tax consequences of temporary differences between the reported amounts of assets and liabilities and their tax bases. Deferred income taxes are computed based upon current tax rates in effect under existing laws at the balance sheet date. The components of the Company's provision for income taxes are as follows:

                                         1997             1996           1995
     Current:

         Federal                       $  -             $ 3,762        $  -
         State                          10,483           10,456           -
                                       -------          -------        -------
                                        10,483           14,218           -
     Deferred:
         Federal                          -                -            71,839
         State                            -                -            14,475
                                       -------          -------        -------
                                          -                -            86,314
                                       -------          -------        -------
                                       $10,483          $14,218        $86,314
                                       -------          -------        -------
                                       -------          -------        -------

     The Company's net deferred income tax asset, totaling $57,000 at November 30, 1995, consisted of deferred tax assets of $112,548 and deferred tax liabilities of $55,548. The deferred tax assets were eliminated on December 1, 1995, upon the Company's change in tax status (see Note 1), and the effect has been included in net income for the one month ended December 31, 1995.

6.   EMPLOYEE BENEFIT PLANS

     The Company formerly had an employee stock purchase plan available to certain employees of the Company. During 1994, the Board of Directors discontinued issuance of new shares under the plan. During 1996, the Company purchased and retired all 136,473 shares held by employees at approximately $0.29 per share. Concurrently with the repurchase of the shares, each employee holding stock was issued an equivalent number of nontransferable "share units." These share units entitle the holder, upon termination of employment or other liquidating event, to a payment equal to the increase in the book value per share of the Company between the most recent audited financial statements at the liquidating event date and the most recent audited financial statements prior to the issuance of the share units, multiplied by the number of share units held. As of December 31, 1997 and 1996, 114,370 and

     135,203 share units, respectively, were outstanding. The Company recorded $7,139 and $13,642 of expense associated with these share units in 1997 and 1996, respectively.

     The Company has a 401(k) savings plan available to employees who have completed at least 1,000 hours of service. Matching contributions to the plan are at the Company's discretion. The Company made matching contributions to the plan for 1997, 1996, and 1995 of approximately $84,000, $62,000, and $3,000, respectively. The Company pays all administrative costs associated with the plan, which were $3,981, $2,410, and $-0- in 1997, 1996, and 1995, respectively.

7.   RELATED PARTY TRANSACTIONS

     During 1997, 1996, and 1995, the Company leased certain office space from certain officers and stockholders of the Company on a month-to-month basis. The total amount paid to the officers and stockholders under the lease agreement was approximately $24,000, $24,000, and $2,000 in 1997, 1996, and 1995, respectively.

8.   COMMITMENTS AND CONTINGENCIES

     The Company leases office space under a long-term, noncancelable operating lease that commenced in 1994 and terminates in 1999. The office space lease is subject to annual escalations of 2.5% beginning on the second anniversary of the lease term as well as to a proportionate share for increases in operating expenses. Rent expense under this lease was approximately $515,000, $470,000, and $35,000 in 1997, 1996, and 1995,
     respectively.

     The Company leased additional office space under a noncancelable operating lease that commenced in 1995 and terminated in 1996. Rent expense under this lease was approximately $30,000 and $3,000 in 1996 and 1995, respectively.

     The Company leased temporary housing on a short-term basis under a non-cancelable operating lease that commenced in 1995 and terminated in 1996. Rent expense under this lease was approximately $2,500 and $500 in 1996 and 1995, respectively.

     The Company also leases temporary housing on a month-to-month basis for certain employees temporarily assigned to work at customer locations, commencing in 1996. Rent expense under this series of leases in 1997 and 1996 was approximately $31,000 and $16,000, respectively.

     Minimum lease commitments are as follows:

                1998                  $535,856

                1999                    89,674
                                      --------

                Total                 $625,530
                                      --------
                                      --------

     In early 1997, a customer filed a complaint against the Company for breach of contract alleging damages of $1.1 million, and subsequently increased the claim to approximately $3 million. Management believes that the claim does not have contractual support and therefore that the ultimate outcome will not have a material adverse effect on the accompanying financial statements.

9.   SUBSEQUENT EVENTS (UNAUDITED)

     In March, 1998, the Company was acquired by DAOU Systems, Inc. ("DAOU"), a publicly held company. As a subsidiary of a public company, the Company will lose its "S" Corporation status for tax purposes.

     In May, 1998, the breach of contract claim discussed in Note 8 was settled, with both parties agreeing to undertake certain continuing obligations. DAOU has agreed to assume all responsibilities to the Company under the settlement, which is less than the original claim amount of $1.1 million.

                                     * * * * * *

                               SENTIENT SYSTEMS, INC.

                                      --------

                                FINANCIAL STATEMENTS

                        FOR THE YEAR ENDED NOVEMBER 30, 1995
                       WITH REPORT OF INDEPENDENT ACCOUNTANTS

                                      --------

                               SENTIENT SYSTEMS, INC.

                                   TABLE CONTENTS

                                      --------

                                                                         PAGE
Report of Independent Accountants                                         20

Audited Financial Statements

     Balance Sheet                                                      21 - 22
     Statement of Operations                                              23
     Statement of Changes in Stockholders' Equity                         24
     Statement of Cash Flows                                              25
     Notes to Financial Statements                                      26 - 32

                          REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Sentient Systems, Inc.

We have audited the accompanying balance sheet of Sentient Systems, Inc. (the Company) as of November 30, 1995 and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis. evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sentient Systems, Inc. as of November 30, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                             /s/ Coopers & Lybrand L.L.P.


McLean, Virginia
March 8, 1996

                               SENTIENT SYSTEMS, INC.

                                   BALANCE SHEET

                              AS OF NOVEMBER 30, 1995

                                      --------

ASSETS
Current assets:
  Cash and cash equivalents                                       $        -
  Short-term investments                                               681,391
  Accounts receivable, less allowance of $38,000
     in 1995                                                         1,243,494
  Current income taxes receivable                                       24,490
  Other current assets                                                  22,089
  Deferred income taxes                                                 49,220
                                                                  ------------

       Total current assets                                          2,020,684
                                                                  ------------

Property and equipment, at cost:
  Computer equipment                                                   840,227
  Furniture and fixtures                                               161,928
  Office equipment                                                      90,808
  Vehicles                                                              47,341
  Leasehold improvements                                                16,045
                                                                  ------------
                                                                     1,156,349

  Accumulated depreciation and amortization                           (808,670)
                                                                  ------------
                                                                       347,679

Other assets                                                            38,710
Deferred income taxes                                                    7,780
                                                                  ------------
Total assets                                                      $  2,414,853
                                                                  ------------
                                                                  ------------


     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               SENTIENT SYSTEMS, INC.

                                   BALANCE SHEETS

                              AS OF NOVEMBER 30, 1995

                                      -------



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                $     75,029
  Accrued expenses                                                     453,513
  Accrued payroll                                                      320,000
  Deferred rent                                                         22,239
  Deferred revenue                                                      59,950
                                                                  ------------
       Total current liabilities                                       930,731
                                                                  ------------

Commitments and contingencies

Stockholders' equity
  Common stock, $.001 par value - authorized shares -
     6,250,000, issued and outstanding shares - 5,386,473                5,387
  Additional paid-in capital                                            18,887
  Retained earnings                                                  1,379,036
  Unrealized gain on investments, net of tax                            80,812
                                                                  ------------
       Total stockholders' equity                                    1,484,122
                                                                  ------------
       Total liabilities and stockholders' equity                 $  2,414,853
                                                                  ------------
                                                                  ------------


    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               SENTIENT SYSTEMS, INC.

                              STATEMENT OF OPERATIONS

                        FOR THE YEAR ENDED NOVEMBER 30, 1995

                                      --------


SALES
  Consulting sales                                                $  6,510,294
  Acclaim sales                                                      1,653,341
                                                                  ------------

Net sales                                                            8,163,635

Cost of sales                                                        3,790,405
                                                                  ------------
Gross profit                                                         4,373,230

Selling and administrative expenses                                  4,318,515
Loss on disposal of property and equipment                               8,347
                                                                  ------------
Income from operations                                                  46,368

Other income (expense):
  Loss on disposal of investment                                        (6,877)
  Interest and dividend income                                          56,979
  Interest expense                                                        (444)
                                                                  ------------
Income before provision for income taxes                                96,026

Provision for income taxes                                              13,292
                                                                  ------------
Net income                                                        $     82,734
                                                                  ------------
                                                                  ------------


     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               SENTIENT SYSTEMS, INC.

                    STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                        FOR THE YEAR ENDED NOVEMBER 30, 1995

                                      --------

                                                   COMMON STOCK            ADDITIONAL     UNREALIZED                     TOTAL
                                              ------------------------      PAID-IN        RETAINED       GAIN ON    STOCKHOLDERS'
                                               SHARES         AMOUNT        CAPITAL        Earnings     INVESTMENTS     EQUITY
                                              ---------      ---------     ----------    -----------    -----------  -------------
Balance at November 30, 1994                  5,387,827      $   5,388     $   19,218    $ 1,296,302    $      -     $   1,320,908

Purchase and retirement of common stock          (1,354)            (1)          (331)          -              -              (332)

Unrealized gain on investments                     -              -              -              -            80,812         80,812

Net income                                         -              -              -            82,734           -            82,734
                                              ---------      ---------     ----------    -----------    -----------  -------------

Balance at November 30, 1995                  5,386,473      $   5,387     $   18,887    $ 1,379,036    $    80,812  $   1,484,122
                                              ---------      ---------     ----------    -----------    -----------  -------------
                                              ---------      ---------     ----------    -----------    -----------  -------------



     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               SENTIENT SYSTEMS, INC.

                              STATEMENT OF CASH FLOWS

                        FOR THE YEAR ENDED NOVEMBER 30, 1995

                                      --------

                                                                              1995
                                                                          -----------
OPERATING ACTIVITIES                                                      $    82,734
Net income
Adjustments to reconcile net income to net cash used in
  operating activities:
     Depreciation and amortization                                            148,333
     Deferred income taxes                                                    (96,127)
     Loss on disposal of fixed assets                                           8,347
     Loss on disposal of investments                                            6,877
Increase/(decrease) in cash resulting from changes in assets and liabilities
     Accounts receivable                                                     (679,442)
     Other assets                                                              50,826
     Accounts payable                                                        (157,340)
     Accrued expenses                                                           9,869
     Deferred rent                                                             10,051
     Current income taxes receivable                                         (200,056)
     Deferred revenue                                                          21,767
                                                                          -----------
Net cash used in operating activities                                        (794,161)
                                                                          -----------

INVESTING ACTIVITIES
  Cash proceeds from sale of Acclaim product line                             300,000
  Purchases of short term investments                                        (472,360)
  Purchase of property and equipment                                         (198,661)
  Proceeds from sale of property and equipment                                    674
  Proceeds from sale of short term investments                                160,992
                                                                          -----------
Net cash used in investing activities                                        (209,355)
                                                                          -----------

FINANCING ACTIVITIES
  Principal payment on long term debt and advances                             (1,765)
  Purchase and retirement of stock                                               (332)
                                                                          -----------
Net cash used in financing activities                                          (2,097)
                                                                          -----------

Net decrease in cash and cash equivalents                                  (1,005,613)
Cash and cash equivalents at beginning of year                              1,005,613
                                                                          -----------
Cash and cash equivalents at end of year                                  $      -
                                                                          -----------
                                                                          -----------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the year for interest                                  $       444
                                                                          -----------
                                                                          -----------
  Cash paid during the year for income taxes                              $   309,486
                                                                          -----------
                                                                          -----------

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES
Non-cash transactions affecting current assets and liabilities
  Unrealized gain on investments                                          $    80,812
                                                                          -----------
                                                                          -----------



      THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                SENTIENT SYSTEMS, INC.

                            NOTES TO FINANCIAL STATEMENTS

                                        ------


1.   ACCOUNTING POLICIES

          DESCRIPTION OF BUSINESS

               Sentient Systems, Inc. ("the Company") was incorporated in the State of Maryland on December 8, 1980. The Company provides computer programming services and support, primarily to the medical services industry. The Company has a major contract with the National Institute of Health to provide database systems and support which accounted for approximately 19% of revenue in 1995.

          USE OF ACCOUNTING ESTIMATES

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates involve judgments with respect to, among other things, various future economic factors which are difficult to predict and are beyond the control of the Company. Therefore, actual amounts could differ from these estimates.

          REVENUE RECOGNITION

               Revenue on programming services and support is recognized at contractual rates as labor hours and other expenses are incurred. Deferred revenue on service contracts is amortized by the straight line method ratably over the life of the contracts. Revenue on long term, fixed price contracts is recognized on the percentage of completion method. Anticipated losses, estimated to be sustained upon completion of contracts, are charged to income in the year such estimates are determined.


                                      CONTINUED

                                SENTIENT SYSTEMS, INC.

                            NOTES TO FINANCIAL STATEMENTS

                                        ------


1.   ACCOUNTING POLICIES (CONTINUED)

     PROPERTY AND EQUIPMENT

          Property and equipment are recorded at cost and depreciated on a straight line method over their useful lives which range from three to seven years. Gains and/or losses from the retirement or disposal of fixed assets are included in operations of the year in which the retirement or disposal occurs.

     CASH EQUIVALENTS

          The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company's cash equivalents are primarily composed of investments in money market funds. These money market funds are not subject to significant market fluctuations and readily convertible to cash, and therefore, are considered to be cash equivalents.

     CONCENTRATION OF CREDIT RISK

          The Company's short-term investments are in mutual funds, consisting of equity securities with a large public investment firm.

          The Company grants uncollateralized credit in the form of accounts receivable to its customers, who are primarily hospitals throughout the United States.


                                      CONTINUED

                                SENTIENT SYSTEMS, INC.

                            NOTES TO FINANCIAL STATEMENTS

                                        ------


1.   ACCOUNTING POLICIES (CONTINUED)

     SHORT-TERM INVESTMENTS

          Effective December 1, 1994, the Company adopted Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115). Pursuant to SFAS 115, the Company has classified its investments in equity securities as AVAILABLE-FOR-SALE securities. Accordingly, its securities are reported at fair value as determined by publicly available quotations, with unrealized gains and losses excluded from earnings and reported net of taxes of $51,125 in a separate component of stockholders' equity.

     INCOME TAXES

          Deferred income taxes are recognized for the future tax consequences of differences between tax bases of assets and liabilities and financial reporting amounts, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to amounts expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.


2.   COMMITMENTS AND CONTINGENCIES

          The Company leases office space under a long-term, noncancelable operating lease that commenced in 1994 and terminates in 1999. The office space lease is subject to annual escalations of 2.5% beginning on the second anniversary of the lease term for increases in operating expenses. The Company amortizes rent expense over the life of the lease using the straight line method. Rent expense under this lease was approximately $438,000 in 1995. The Company has committed to leasing additional space within the terms and conditions of this lease. Additionally, the Company has committed to approximately $20,000 in upgrades in the buildout of this space.


                                      CONTINUED

                                SENTIENT SYSTEMS, INC.

                            NOTES TO FINANCIAL STATEMENTS

                                        ------


2.   COMMITMENTS AND CONTINGENCIES, CONTINUED

          The Company leases additional office space under a noncancelable operating lease that commenced in 1995 and terminates in 1996. Rent expense under this lease was approximately $3,000 in 1995.

          The Company also leases temporary housing on a short term basis under a noncancelable operating lease that commenced in 1995 and terminates in 1996. Rent expense under this lease was approximately $2,000 in 1995.

          Minimum lease commitments are as follows:


               1996                          503,207
               1997                          504,956
               1998                          526,437
               1999                          132,417
                                          ----------
               Total                      $1,667,017
                                          ----------
                                          ----------


3.   LINE OF CREDIT

          As of November 30, 1995, the Company had no outstanding borrowings under a $300,000 bank line of credit agreement. This line of credit agreement bears interest at the bank's base rate plus 1% and is guaranteed by the Company's principal stockholders. Borrowings under this line of credit facility are subject to certain loan covenants and are collateralized by the Company's accounts receivable.


                                      CONTINUED

                                SENTIENT SYSTEMS, INC.

                            NOTES TO FINANCIAL STATEMENTS

                                        ------


4.   INVESTMENTS

          The Company's short-term investments are in mutual funds consisting of equity securities with two large public investment firms. The aggregate fair value of these investments as of November 30, 1995, is $681,391 with a cost of $549,454 resulting in an unrealized holding gain of $131,937. During fiscal year 1995, a total of $160,991 of securities were sold, resulting in realized losses of $6,878. The basis for determined costs when computing realized gains or losses is specific identification.


5.   RELATED PARTY TRANSACTIONS

          During 1995, the Company leased certain office space from the officers and stockholders of the Company on a month to month basis. The total amount paid to the officers and stockholders under the lease agreement was approximately $48,400.


6.   INCOME TAXES

          The components of the Company's provision for income taxes are as follows:


               Current
                    Federal                             $ 91,065
                    State                                 18,354
                                                        --------
                                                         109,419
                                                        --------
               Deferred:
                    Federal                              (80,002)
                    State                                (16,125)
                                                        --------
                                                         (96,127)
                                                        --------
                                                        $ 13,292
                                                        --------
                                                        --------


                                      CONTINUED

                                SENTIENT SYSTEMS, INC.

                            NOTES TO FINANCIAL STATEMENTS

                                        ------


6.   INCOME TAXES, CONTINUED

          The components of the Company's net deferred tax asset are as follows:


               Deferred tax assets:
                    Property and equipment              $  7,780
                    Accrued expenses                      69,350
                    Reserves and allowances               24,358
                    Deferred revenue                      11,060
                                                        --------
                                                         112,548
                                                        --------

               Deferred tax liability:
               Unrealized gain on investments            (51,125)
               Prepaid expenses                           (4,423)
                                                        --------
                                                         (55,548)
                                                        --------
               Net deferred tax asset                   $ 57,000
                                                        --------
                                                        --------

          The Company's tax provision (benefit) for year ended November 30, 1995 differs from statutory rate for federal income taxes as a result of tax effect of the following factors:


               Statutory rate                            34%
               State income tax, net of federal
                   benefit                                4%
               Non-deductible meals and entertainment    11%
               Adjustment of prior year accrual        (35)%
                                                       ----
                                                         14%
                                                       ----
                                                       ----


                                      CONTINUED

                                SENTIENT SYSTEMS, INC.

                            NOTES TO FINANCIAL STATEMENTS

                                        ------


7.   EMPLOYEE BENEFIT PLANS

          The Company has a 401(k) savings plan available to employees who have completed at least 1,000 hours of service. Matching contributions to the plan are at the Company's discretion. The Company made matching contributions to the plan for 1995 of approximately $51,000. The Company pays all administrative costs associated with the plan, which were $1,380 in 1995.


8.   SALE OF ACCLAIM PRODUCT LINE

          In November 1994, the Company recorded a gain related to the sale of assets associated with its Acclaim product line to Physician Computer Network, Inc. (PCN), a public software company. The Company received consideration totaling $600,000, in the form of cash downpayment of $300,000 in 1994 and notes receivable of $300,000, which were paid in 1995. Under the terms of the asset purchase agreement with PCN, the Company continued to provide maintenance services for the Acclaim product line primarily on a time and material basis. During 1995, the Company recognized $1,653,341 in revenue related to this agreement.

                      UNAUDITED PRO FORMA COMBINED CONDENSED
                                FINANCIAL STATEMENTS


The following unaudited pro forma combined condensed financial statements give effect to the Merger of DAOU and Sentient accounted for using the pooling-of-interests method of accounting. These pro forma financial statements are presented for illustrative purposes only and therefore are not necessarily indicative of the operating results or financial position that might have been achieved had the Merger occurred as of an earlier date, nor are they necessarily indicative of operating results or financial position which may occur in the future.

A pro forma combined condensed balance sheet is provided as of December 31, 1997, giving effect to the Merger as though it had been consummated on that date. Pro forma combined condensed statements of operations are provided for the years ended December 31, 1997, 1996 and 1995, giving effect to the Merger as though it had occurred at the beginning of the earliest period presented.

The pro forma combined condensed statements of operations for the years ended December 31, 1997, 1996 and 1995 are derived from the audited historical financial statements of DAOU and audited historical financial statements of Sentient.

                                 DAOU Systems, Inc.

                      UNAUDITED PRO FORMA COMBINED CONDENSED
                                   BALANCE SHEETS

                                 December 31, 1997
                                   (in thousands)

                                                                             PRO FORMA
                                                                            ADJUSTMENTS
                                                 DAOU         SENTIENT         FOR THE      PRO FORMA
                                              HISTORICAL     HISTORICAL     TRANSACTION      COMBINED
                                             ---------------------------------------------------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                      $ 4,759        $   933         $     -       $ 5,692
  Short-term investments                           9,146            803               -         9,949
  Accounts receivable, net                        11,061            874               -        11,935
  Contract work-in-progress                       12,412              -               -        12,412
  Other current assets                             1,990             39               -         2,029
                                             ---------------------------------------------------------
       Total current assets                       39,368          2,649               -        42,017
Due from officers/stockholders                       371              -               -           371
Equipment, furniture and fixtures, net             3,017            466               -         3,483
Other assets                                         411             46               -           457
                                             ---------------------------------------------------------
                                                 $43,167        $ 3,161         $     -       $46,328
                                             ---------------------------------------------------------
                                             ---------------------------------------------------------

LIABILTIIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade accounts payable                         $   891        $   136         $     -       $ 1,027
  Accrued salaries and wages                       1,701             51               -         1,752
  Deferred revenue                                   145            224               -           369
  Other accrued liabilities                        2,488            337           1,722 (b)     4,547
  Line of credit                                      21             66               -            87
                                             ---------------------------------------------------------
       Total current liabilities                   5,246            814           1,722         7,782

Deferred rent                                         31             24               -            55
Other long-term liabilities                          420             19               -           439
Stockholders' equity:
  Common stock                                        12              5              (4)(a)        13
  Additional paid-in capital                      35,811             13               4 (a)    35,828
  Deferred compensation                             (907)             -               -          (907)
  Unrealized gain on short-term
    investments                                        -            143               -           143
  Retained earnings                                2,554          2,143          (1,722)(b)     2,975
                                             ---------------------------------------------------------
       Total stockholders' equity                 37,470          2,304          (1,722)       38,052
                                             ---------------------------------------------------------
                                                 $43,167         $3,161          $   -         $46,328
                                             ---------------------------------------------------------
                                             ---------------------------------------------------------


(a)  Reclassifications to conform presentation to DAOU's financial data.

(b) Estimated charge, net of tax, for merger related costs, including costs to integrate the operations of the two companies.

                                 DAOU Systems, Inc.

                       UNAUDITED PRO FORMA COMBINED CONDENSED
                               STATMENTS OF OPERATIONS

                            Year ended December 31, 1997

                       (in thousands, except per share data)

                                                                   PRO FORMA
                                                                  ADJUSTMENTS
                                       DAOU         SENTIENT        FOR THE       PRO FORMA
                                    HISTORICAL     HISTORICAL     TRANSACTION     COMBINED
                                   ---------------------------------------------------------
Revenues                               $41,700         $9,861         $     -       $51,561
Cost of revenues                        29,013          4,887             402 (a)    34,302
                                   ---------------------------------------------------------
Gross profit                            12,687          4,974            (402)       17,259

Operating expenses:
   Sales and marketing                   5,619          1,002             182 (a)     6,803
   General and administrative            6,188          3,365            (584)(a)     8,969
   Merger and related expenses             718              -               -           718
                                   ---------------------------------------------------------
                                        12,525          4,367            (402)       16,490
                                   ---------------------------------------------------------
Income from operations                     162            607                           769
Interest income, net                       744             97                           841
                                   ---------------------------------------------------------
Income before income taxes                 906            704                         1,610
Provision for income taxes                 819             10             279 (b)     1,108
                                   ---------------------------------------------------------
Net income                             $    87         $  694         $  (279)      $   502
                                   ---------------------------------------------------------
                                   ---------------------------------------------------------

Earnings per share data:
 Net income per common share:
   Basic                                                                            $  0.04
                                                                                   ---------
                                                                                   ---------
   Diluted                                                                          $  0.04
                                                                                   ---------
                                                                                   ---------

Shares used in computing net
   income per common share:
   Basic                                                                             12,503
                                                                                   ---------
                                                                                   ---------
   Diluted                                                                           13,330
                                                                                   ---------
                                                                                   ---------


(a) Certain reclassifications have been made to conform Sentient's Historical financial statements to DAOU's presentation.

(b) Adjust the income tax provision for income taxes based on an incremental tax rate of 41%. Prior to merger transaction, Sentient was an S corporation, therefore income taxes were the responsibility of the individual shareholders.

                                 DAOU Systems, Inc.

                       UNAUDITED PRO FORMA COMBINED CONDENSED
                               STATMENTS OF OPERATIONS

                            Year ended December 31, 1996

                       (in thousands, except per share data)

                                                                 PRO FORMA
                                                                ADJUSTMENTS
                                     DAOU         SENTIENT        FOR THE       PRO FORMA
                                  HISTORICAL     HISTORICAL     TRANSACTION      COMBINED
                                 ---------------------------------------------------------
Revenues                             $28,383        $ 9,732         $     -       $38,115
Cost of revenues                      20,107          5,107             297(a)     25,511
                                 ---------------------------------------------------------
Gross profit                           8,276          4,625            (297)       12,604

Operating expenses:
   Sales and marketing                 2,226            927             300 (a)     3,453
   General and administrative          5,200          3,011            (597)(a)     7,614
                                 ---------------------------------------------------------
                                       7,426          3,938            (297)       11,067
                                 ---------------------------------------------------------
Income from operations                   850            687               -         1,537
Interest income, net                     198             57               -           255
                                 ---------------------------------------------------------
Income before income taxes             1,048            744               -         1,792
Provision for income taxes               126             14             291(b)        431
                                 ---------------------------------------------------------
Net income                           $   922        $   730         $  (291)      $ 1,361
                                 ---------------------------------------------------------
                                 ---------------------------------------------------------

Earnings per share data:
Net income per common share:
   Basic                                                                          $  0.13
                                                                                 ---------
                                                                                 ---------
   Diluted                                                                        $  0.13
                                                                                 ---------
                                                                                 ---------

Shares used in computing net
income per common share:
   Basic                                                                           10,485
                                                                                 ---------
                                                                                 ---------
   Diluted                                                                         10,687
                                                                                 ---------
                                                                                 ---------


(a) Certain reclassifications have been made to conform Sentient's Historical financial statements to DAOU's presentation.

(b) Adjust the income tax provision for income taxes based on an incremental tax rate of 41%. Prior to merger transaction, Sentient was an S corporation, therefore income taxes were the responsibility of the individual shareholders.

                                 DAOU Systems, Inc.

                       UNAUDITED PRO FORMA COMBINED CONDENSED
                               STATMENTS OF OPERATIONS

                            Year ended December 31, 1995

                       (in thousands, except per share data)

                                                                PRO FORMA
                                                               ADJUSTMENTS
                                    DAOU         SENTIENT        FOR THE        PRO FORMA
                                 HISTORICAL     HISTORICAL     TRANSACTION       COMBINED
                                ----------------------------------------------------------
Revenues                            $19,863        $ 8,157         $     -        $28,020
Cost of revenues                     12,156          3,790             634 (a)     16,580
                                ----------------------------------------------------------
Gross profit                          7,707          4,367            (634)        11,440

Operating expenses:
   Sales and marketing                1,120            894             305 (a)      2,319
   General and administrative         4,656          3,418            (939)(a)      7,135
                                ----------------------------------------------------------
                                      5,776          4,312            (634)         9,454
                                ----------------------------------------------------------
Income from operations                1,931             55               -          1,986
Interest income, net                     62             41                            103
                                ----------------------------------------------------------
Income before income taxes            1,993             96               -          2,089
Provision for income taxes              875             13               -            888
                                ----------------------------------------------------------
Net income                          $ 1,118        $    83         $     -        $ 1,201
                                ----------------------------------------------------------
                                ----------------------------------------------------------

Earnings per share data:
Net income per common share:
   Basic                                                                          $  0.13
                                                                                 ---------
                                                                                 ---------
   Diluted                                                                        $  0.13
                                                                                 ---------
                                                                                 ---------

Shares used in computing net
income per common share:
   Basic                                                                            9,140
                                                                                 ---------
                                                                                 ---------
   Diluted                                                                          9,140
                                                                                 ---------
                                                                                 ---------


(a) Certain reclassifications have been made to conform Sentient's Historical financial statements to DAOU's presentation.

(b) During 1996 Sentient changed its fiscal year end to December 31. Prior to 1996, Sentient's fiscal year end was November 30.

                  NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                                FINANCIAL STATEMENTS


1. The unaudited pro forma combined condensed financial statements of DAOU Systems, Inc. ("DAOU") and Sentient Systems, Inc. ("Sentient") give retroactive effect to the Merger using the pooling-of-interests method of accounting and as a result, the unaudited pro forma combined condensed balance sheets and statements of operations are presented as if the condensed financial statements will become the historical financial statements of DAOU upon issuance of financial statements for a period that includes the Merger date. The unaudited pro forma combined condensed financial statements reflect the issuance of 1,397,550 fully paid and nonassessable shares of DAOU's common stock for 5,250,000 shares of Sentient common stock to effect the Merger.

2. The unaudited pro forma combined condensed balance sheets combine DAOU's December 31, 1997 balance sheet with Sentient's December 31, 1997 balance sheet. The adjustments relate to the estimated costs of the merger transaction and integration of the businesses and are estimated to be approximately $1,722,000, net of estimated tax benefits of approximately $74,000.

3. The unaudited pro forma combined condensed statements of operations combine DAOU's historical results for the years ended December 31, 1997, 1996 and 1995 with the Sentient historical results for the years ended December 31, 1997 and 1996 and the year ended November 30, 1995, respectively. During 1996, Sentient changed its fiscal year end from November 30 to December 31. The results of operations for the one month ended December 31, 1995 were not significant.

4. The unaudited pro forma data are presented for informational purposes only and do not give effect to any synergies that may occur due to the combining of DAOU's and Sentient's existing operations. DAOU expects to incur charges currently estimated to approximate $1,722,000, net of taxes, in the quarter ending March 31, 1998, the quarter in which the Merger was consummated, to reflect costs associated with combining the operations of the two companies and transaction fees and costs incident to the Merger. This non-recurring charge is reflected in the unaudited pro forma combined condensed balance sheet but is not included in the unaudited pro forma combined condensed statement of operations.

5. The accounting policies of the separate companies are currently being studied from a conformity perspective. The impact of conforming accounting policies, if any, is not presently estimatable.

                                      SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 18, 1998                   DAOU SYSTEMS, INC.



                                     By: /s/ FRED C. MCGEE
                                        ----------------------------------------
                                        Fred C. McGee, Chief Financial Officer

                                    EXHIBIT INDEX

         Exhibit
           No.                          Document Description
        ---------   -----------------------------------------------------------
          2.1*+      Agreement and Plan of Merger, dated as of March 30, 1998,
                     by and among DAOU Systems, Inc., a Delaware corporation,
                     DAOU-Sentient, Inc., a Delaware corporation and wholly-
                     owned subsidiary of DAOU Systems, Inc., Sentient Systems,
                     Inc., a Maryland corporation, and the stockholders of
                     Sentient Systems, Inc.

          2.2*+ Agreement and Plan of Merger, dated as of March 27, 1998, by and among DAOU Systems, Inc., a Delaware corporation, DAOU-Synexus, Inc., a Delaware corporation and wholly-owned subsidiary of DAOU Systems, Inc., Synexus
                     Incorporated, a Pennsylvania corporation, and the stockholders of Synexus Incorporated.

          99.1**     Press release entitled "DAOU Systems Merges with Sentient
                     Systems, Inc."

          99.2**     Press release entitled "DAOU Systems Merges with Synexus
                     Incorporated."

          * Filed as an exhibit to the Company's Current Report on Form 8-K which was filed with the Securities and Exchange Commission on April 14, 1998 and is incorporated herein by reference.

          ** Filed as an exhibit to the Company's Current Report on Form 8-K which was filed with the Securities and Exchange Commission on April 2, 1998 and is incorporated herein by reference.

          +   Confidential treatment has been requested for portions of
this exhibit.